PRICING SUPPLEMENT NO. 75A                                        Rule 424(b)(3)
DATED: October 5, 2000                                        File No. 333-31980
(To Prospectus dated August 8, 2000,
and Prospectus Supplement dated August 11, 2000)

                                 $3,035,893,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B

Principal Amount: $40,000,000    Floating Rate Notes [x]  Book Entry Notes [x]

Original Issue Date: 10/06/2000  Fixed Rate Notes [ ]     Certificated Notes [ ]

Maturity Date: 10/09/2001        CUSIP#: 073928RZ8

Option to Extend Maturity:       No    [x]
                                 Yes   [ ]  Final Maturity Date:


                                              Optional            Optional
                         Redemption           Repayment           Repayment
   Redeemable On          Price(s)             Date(s)            Price(s)
   -------------       --------------       -------------        -----------

        N/A                  N/A                 N/A                 N/A

Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Interest Payment Dates:

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                     Maximum Interest Rate:  N/A

[ ]  Commercial Paper Rate               Minimum Interest Rate:  N/A

[x]  Federal Funds Rate                  Interest Reset Date(s):  Daily

[ ]  Treasury Rate                       Interest Reset Period:  Daily

[ ]  LIBOR Reuters                       Interest Payment Date(s):  *

[ ]  LIBOR Telerate

[ ]  Prime Rate

[ ]  CMT Rate

Initial Interest Rate:  **               Interest Payment Period: Quarterly

Index Maturity:  N/A

Spread (plus or minus): +0.14%

*    On the 9th of January, April, July and at Maturity.

**   Federal Funds Open Rate on October 6, 2000 plus 14 basis points.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.